CONTRACT SCHEDULE


CONTRACT OWNER:        [John Doe]     CONTRACT NUMBER:           [??687456]

JOINT OWNER:           [Jane Doe]     ISSUE DATE:                 [1/15/00]

ANNUITANT:             [John Doe]     INCOME DATE:               [04/15/09]

PURCHASE PAYMENTS:

         INITIAL PURCHASE PAYMENT:            $15,000,($25,000 if the PRIME Plus
                                              Benefit is selected)]

         MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$250 or $100 if you have selected
                                              AIP; lower amounts may be accepted
                                              with our prior approval]

         MAXIMUM TOTAL PURCHASE PAYMENTS:     [$1 million; higher amounts may be
                                              accepted with our prior approval]

         ALLOCATION GUIDELINES:

        [1. Currently, you can select up to 15 of the Investment Options.
         2. If allocations are made in percentages, whole numbers must be used.]

VARIABLE ACCOUNT: [Allianz Life Variable Account B]
Sub-Accounts:

ELIGIBLE INVESTMENTS:
[Investment Options]

[Shown below are Investment Option Groups A, B and C as described in the Asset Allocation Rider.]

--------------------------------------------------------------------------------
[Group A Investment Options
--------------------------------------------------------------------------------
FRANKLIN GLOBAL COMMUNICATIONS SECURITIES
TEMPLETON DEVELOPING MARKETS SECURITIES
USAZ OPPENHEIMER EMERGING GROWTH
USAZ OPPENHEIMER EMERGING TECHNOLOGIES
PIMCO VIT COMMODITY REAL RETURN STRATEGY
USAZ OCC RENAISSANCE
USAZ OCC VALUE]

--------------------------------------------------------------------------------
[Group B Investment Options
--------------------------------------------------------------------------------
USAZ AIM BASIC VALUE
USAZ AIM INTERNATIONAL EQUITY
DAVIS VA FINANCIAL
DREYFUS IP SMALL CAP STOCK INDEX
USAZ DREYFUS FOUNDERS EQUITY GROWTH

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USAZ DREYFUS PREMIER SMALL CAP VALUE
FRANKLIN GROWTH AND INCOME SECURITIES
FRANKLIN SMALL-MID CAP GROWTH SECURITIES
FRANKLIN SMALL CAP VALUE SECURITIES
TEMPLETON FOREIGN SECURITIES
TEMPLETON GROWTH SECURITIES
USAZ JENNISON GROWTH
USAZ LEGG MASON GROWTH
USAZ LEGG MASON VALUE
OPPENHEIMER GLOBAL SECURITIES/VA
USAZ OPPENHEIMER GLOBAL
USAZ OPPENHEIMER INTERNATIONAL GROWTH
USAZ SALOMON BROTHERS SMALL CAP GROWTH
USAZ FUSION GROWTH
USAZ FUSION MODERATE
USAZ VAN KAMPEN AGGRESSIVE GROWTH
USAZ VAN KAMPEN COMSTOCK
USAZ VAN KAMPEN MID CAP GROWTH]

--------------------------------------------------------------------------------
[Group C Investment Options
--------------------------------------------------------------------------------
DAVIS VA VALUE
USAZ DAVIS NY VENTURE
DREYFUS STOCK INDEX
FRANKLIN HIGH INCOME
FRANKLIN INCOME SECURITIES
FRANKLIN LARGE CAP GROWTH SECURITIES
FRANKLIN REAL ESTATE
FRANKLIN RISING DIVIDENDS SECURITIES
FRANKLIN U.S.GOVERNMENT
FRANKLIN ZERO COUPON - 2010
MUTUAL DISCOVERY SECURITIES
MUTUAL SHARES SECURITIES
USAZ FRANKLIN SMALL CAP VALUE
JENNISON 20/20 FOCUS
SP STRATEGIC PARTNERS FOCUSED GROWTH
SP WILLIAM BLAIR INTERNATIONAL GROWTH
USAZ JENNISON 20/20 FOCUS
OPPENHEIMER HIGH INCOME/VA
OPPENHEIMER MAIN STREET/VA
USAZ OPPENHEIMER MAIN STREET
PIMCO VIT ALL ASSET
PIMCO VIT EMERGING MARKETS
PIMCO VIT GLOBAL
PIMCO VIT HIGH YIELD
PIMCO VIT REAL RETURN
PIMCO VIT STOCKSPLUS GROWTH AND INCOME]

[DAVIS VA FINANCIAL]
[DAVIS VA VALUE]
[DREYFUS IP SMALL CAP STOCK INDEX]
[DREYFUS STOCK INDEX]

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[FRANKLIN GLOBAL COMMUNICATIONS SECURITIES]
[FRANKLIN GROWTH AND INCOME SECURITIES]
[FRANKLIN HIGH INCOME]
[FRANKLIN INCOME SECURITIES]
[FRANKLIN LARGE CAP GROWTH SECURITIES]
[FRANKLIN REAL ESTATE]
[FRANKLIN RISING DIVIDENDS SECURITIES]
[FRANKLIN SMALL CAP]
[FRANKLIN SMALL CAP VALUE SECURITIES]
[FRANKLIN U.S. GOVERNMENT]
[FRANKLIN ZERO COUPON - 2005]
[FRANKLIN ZERO COUPON - 2010]
[JENNISON 20/20 FOCUS]
[MUTUAL DISCOVERY SECURITIES]
[MUTUAL SHARES SECURITIES]
[OPPENHEIMER GLOBAL SECURITIES/VA]
[OPPENHEIMER HIGH INCOME/VA]
[OPPENHEIMER MAIN STREET/VA]
[PIMCO VIT HIGH YIELD]
[PIMCO VIT TOTAL RETURN]
[PIMCO VIT REAL RETURN]
[SELIGMAN SMALL-CAP VALUE]
[SP JENNISON INTERNATIONAL GROWTH]
[SP STRATEGIC PARTNERS FOCUSED GROWTH]
[TEMPLETON DEVELOPING MARKETS SECURITIES]
[TEMPLETON FOREIGN SECURITIES]
[TEMPLETON GROWTH SECURITIES]
[USAZ MONEY MARKET]
[USAZ AIM BASIC VALUE]
[USAZ AIM BLUE CHIP]
[USAZ AIM DENT DEMOGRAPHIC TRENDS]
[USAZ AIM INTERNATIONAL EQUITY]
[USAZ ALLIANCEBERNSTEIN GROWTH AND INCOME]
[USAZ ALLIANCEBERNSTEIN LARGE CAP GROWTH]
[USAZ OPPENHEIMER EMERGING GROWTH]
[USAZ OPPENHEIMER EMERGING TECHNOLOGIES]
[USAZ PIMCO PEA GROWTH AND INCOME]
[USAZ PIMCO PEA RENAISSANCE]
[USAZ PIMCO PEA VALUE]
[USAZ PIMCO NFJ SMALL CAP VALUE]
[USAZ TEMPLETON DEVELOPED MARKETS]
[USAZ VAN KAMPEN AGGRESSIVE GROWTH]
[USAZ VAN KAMPEN COMSTOCK]
[USAZ VAN KAMPEN EMERGING GROWTH]
[USAZ VAN KAMPEN GROWTH AND INCOME]
[USAZ VAN KAMPEN GROWTH]
[USAZ VAN KAMPEN GLOBAL FRANCHISE]

[ALLIANZ LIFE GENERAL ACCOUNT:]

         [ALLIANZ LIFE FIXED ACCOUNT]

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BONUS RATE:

1. [4% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of under $25,000;
2. 5% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $25,000 - $99,999;
3. 6% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $100,000 - $999,999;
4. 7% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $1,000,000
     - $4,999,999;
5. 8% of the Purchase Payment with total Purchase Payments (less surrenders and related contingent deferred sales charges) of $5,000,000 or greater.]

BONUS VESTING SCHEDULE:

            [Number of Complete
            Years Since Purchase      Vesting
            Payment Receipt           Percentage
            ---------------           ----------
            0                         0%
            1                         35%
            2                         70%
            3+                        100%]

MORTALITY AND EXPENSE RISK CHARGE: During the Accumulation Period, the mortality and expense risk charge is equal on an annual basis to [1.55%] of the average daily net assets of the Variable Account. During the Annuity Period, the mortality and expense risk charge is equal on an annual basis to [1.55%] of the average daily net assets of the Variable Account if you request variable Annuity Payments.

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net assets of the Variable Account during the Accumulation Period. Also applies during the Annuity Period if you request variable Annuity Payments.

DISTRIBUTION EXPENSE CHARGE: [None]

CONTRACT MAINTENANCE CHARGE: The contract maintenance charge is currently [$40] each Contract Year.

During the Accumulation Period the contract maintenance charge will be deducted from the Rewards Value the day before each Contract Anniversary while this Contract is in force. During the Accumulation Period, if your Rewards Value on a Contract Anniversary is at least [$75,000], then we will not deduct the contract maintenance charge. If a full surrender is made on a date other than a Contract Anniversary and your Rewards Value is less than [$75,000], the full contract maintenance charge will be deducted at the time of the full surrender. In the event you own more than one Contract of the same type issued by the Company, we will determine the total Rewards Value for all of the Contracts. If the total Rewards Value for all of the Contracts is at least [$75,000] at the time we are to deduct the charge, we will not assess the contract maintenance charge. The contract maintenance charge will be deducted from the Investment Options in the same proportion that the amount of the Rewards Value in each Investment Option bears to the total Rewards Value.

During the Annuity Period, the contract maintenance charge will be collected pro rata from each Annuity Payment. If the total Rewards Value is at least [$75,000] on the Income Date, we will

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not assess the contract  maintenance  charge during the Annuity  Period.  If the
Contract Owner is a non-individual, we will look to the Annuitant in determining the foregoing.

MAXIMUM CUMULATIVE PERCENTAGE FOR PARTIAL LIQUIDATION FOR ANNUITY OPTIONS 2 AND 4: [There is no partial liquidity available under Annuity Options 2 and 4.]

ASSUMED INVESTMENT RETURN: 5%

TRANSFERS:

          NUMBER OF TRANSFERS PERMITTED: Currently, there are no limits on the number of transfers that can be made. We reserve the right to change this, but you will always be allowed at least 12 transfers in any Contract Year. Currently, you are allowed [12] free transfers each Contract Year. This applies to transfers prior to and after the Income Date.

          TRANSFER FEE: For each transfer in excess of the free transfers permitted, the transfer fee is [$25]. Any transfers made by us at the end of the Right to Examine period and any transfers made pursuant to a regularly scheduled transfer will not be counted in determining the application of the transfer fee.

          MINIMUM AMOUNT TO BE TRANSFERRED: [None]

SURRENDERS:

          CONTINGENT DEFERRED SALES CHARGE: A contingent deferred sales charge is assessed when Purchase Payments are surrendered. The charge is calculated at the time of each surrender. For partial surrenders, the charge is deducted from the remaining Rewards Value and is deducted from the Investment Options in the same proportion that the amount of the surrender from the Investment Options bears to the total Rewards Value. The contingent deferred sales charge is based upon the length of the time from receipt of the Purchase Payment. Surrenders are deemed to have come from the oldest Purchase Payments first, and from all Purchase Payments prior to earnings. Each Purchase Payment is tracked as to its date of receipt and the contingent deferred sales charge is determined in accordance with the following:


                        [CONTINGENT DEFERRED SALES CHARGE

            Number of Completed
            Years from Receipt               Charge

            0                                8.5%
            1                                8.5%
            2                                8.5%
            3                                8.5%
            4                                8%
            5                                7%
            6                                6%
            7                                5%
            8                                4%
            9                                3%
            10 years or more                 0%]

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          PARTIAL SURRENDER PRIVILEGE:  [Each Contract Year, on a non-cumulative basis, you can make partial surrenders up to an amount equal to 10% of Purchase Payments (minus any previous surrenders taken in the current Contract Year which were not subject to a contingent deferred sales charge) without incurring a contingent deferred sales charge. Purchase Payments surrendered under the partial surrender privilege are still subject to applicable contingent deferred sales charge upon full surrender of the Contract.]

          MINIMUM PARTIAL SURRENDER: [$500]

          MINIMUM CONTRACT VALUE THAT MUST REMAIN IN THE CONTRACT AFTER A PARTIAL SURRENDER: [$10,000]

[WAITING  PERIOD:  The  PRIME  Plus  Benefit  can be  exercised  within  30 days
following   a  Contract   Anniversary   beginning   with  your  tenth   Contract
Anniversary.]

GPWB MAXIMUM UNDER THE [5%] PAYMENT OPTION: [5% of the PB Value.]

GPWB MAXIMUM UNDER THE [10%] PAYMENT OPTION: [10% of the PB Value.]

MINIMUM INITIAL GPWB PAYMENT: [$100]

FIXED ACCOUNT GUARANTEED RATE: [3%]

RIDERS:
[Traditional Guaranteed Minimum Death Benefit Rider II]
[Enhanced Guaranteed Minimum Death Benefit Rider II]
[PRIME Plus Benefit Rider]
[Asset Allocation Rider]
[Dollar Cost Averaging Fixed Account Endorsement]
[Annuity Option Amendment Endorsement]
[Individual Retirement Annuity Endorsement]
[Roth Individual Retirement Annuity Endorsement]
[403 (b) Annuity Endorsement]
[Unisex Endorsement]
[Pension Plan and Profit Sharing Plan Endorsement]
[Endorsement]

SERVICE CENTER:

[ALLIANZ] SERVICE CENTER
P.O. Box 1122
Southeastern, PA 19398-1122
800-624-0197]

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